UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EXCHANGE PLACE ADVISORS TRUST

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

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SHAREHOLDER MEETING ADJOURNED DUE TO LACK OF SHAREHOLDER VOTING!

PLEASE KNOW THAT WE WOULD NOT UNDERTAKE THE EXPENSE OF THIS PRIORITY PACKAGE TO YOU UNLESS YOUR VOTE WAS VITAL.

March 3, 2026

Dear Valued Shareholder,

We hope this priority package conveys how much we truly need YOUR vote! We’re reaching out about an important matter regarding your ownership of the North Square Multi Strategy Fund (the “Fund”). The Special Shareholder Meeting of the Fund was originally scheduled to take place on December 19th, 2025, but has unfortunately been adjourned for a FIFTH time until March 11th, 2026 due to a lack of shareholder quorum to hold the meeting. Our records indicate you have one or more accounts that have still yet to be voted, therefore we are kindly asking you to submit your vote today.

At the upcoming meeting, shareholders are being asked to approve a new investment advisory agreement (the "New Advisory Agreement") between the Trust, on behalf of the Fund, and North Square Investments, LLC (“NSI”), including a change to the fee payable by the Fund to NSI thereunder.

What this means for you:

1.	If the new agreement is approved, the value of your shares will not change.
2.	NSI will continue to serve as investment adviser to the Fund and the Fund’s investment objectives, policies and strategies will not change.
3.	The portfolio managers currently responsible for the day-to-day management of the Fund are expected to continue in those roles.

The full proxy statement is available for your review here: www.OkapiVote.com/NorthSquare

In order for your vote to be represented and the meeting to reach quorum, we must receive your voting instructions. Your voting options for the proposal are For, Against or Abstain. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING ONE OF THE FOLLOWING OPTIONS:

●	By Phone - Please call Okapi Partners, the Fund’s proxy solicitor, toll-free at (877) 279-2311. Representatives are available Monday through Friday 9:00am to 8:00pm (ET).

●	By Email – Please email Okapi Partners at NorthSquare@OkapiPartners.com and include your name, email and how you would like to vote. Your voting options for the proposal are For, Against or Abstain.

Thank you for your continued support of the Fund and for your assistance in this matter.

SHAREHOLDER MEETING ADJOURNED AGAIN DUE TO LACK OF SHAREHOLDER VOTING!

PLEASE KNOW THAT WE WOULD NOT UNDERTAKE THE EXPENSE OF THIS PRIORITY PACKAGE TO YOU UNLESS YOUR VOTE WAS VITAL.

March 3, 2026

Dear Valued Shareholder,

We hope this priority package conveys how much we truly need YOUR vote! We’re reaching out about an important matter regarding your ownership of the North Square Spectrum Alpha Fund (the “Fund”). The Special Shareholder Meeting of the Fund was originally scheduled to take place on December 19th, 2025, but has unfortunately been adjourned for a FIFTH time until March 11th, 2026 due to a lack of shareholder quorum to hold the meeting. Our records indicate you have one or more accounts that have still yet to be voted, therefore we are kindly asking you to submit your vote today.

At the upcoming meeting, shareholders are being asked to approve a new investment advisory agreement (the "New Advisory Agreement") between the Trust, on behalf of the Fund, and North Square Investments, LLC (“NSI”).

What this means for you:

1.	If the new agreement is approved, the value of your shares will not change.
2.	NSI will continue to serve as investment adviser to the Fund and the Fund’s investment objectives, policies and strategies, and fee rates will not change.
3.	The portfolio managers currently responsible for the day-to-day management of the Fund are expected to continue in those roles.

The full proxy statement is available for your review here: www.OkapiVote.com/NorthSquare

In order for your vote to be represented and the meeting to reach quorum, we must receive your voting instructions. Your voting options for the proposal are For, Against or Abstain. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING ONE OF THE FOLLOWING OPTIONS:

●	By Phone - Please call Okapi Partners, the Fund’s proxy solicitor, toll-free at (877) 279-2311. Representatives are available Monday through Friday 9:00am to 8:00pm (ET).

●	By Email – Please email Okapi Partners at NorthSquare@OkapiPartners.com and include your name, email and how you would like to vote. Your voting options for the proposal are For, Against or Abstain.

Thank you for your continued support of the Fund and for your assistance in this matter.